Exhibit 99.1

Web.com Reports Second Quarter 2008 Financial Results

JACKSONVILLE, FL – August 4, 2008 – Web.com (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the second quarter ended June 30, 2008.

Summary of Second Quarter 2008 Results:

•                 Total revenue for the second quarter of 2008 was $32.0 million, an increase of 84% compared to $17.4 million for the second quarter of 2007.

•                 Operating income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), for the second quarter of 2008 was $1.4 million, an increase from GAAP operating income of $0.5 million for the second quarter of 2007.

•                 GAAP net income for the second quarter of 2008 was $2.2 million, an increase from GAAP net income of $0.6 million for the second quarter of 2007.  GAAP net income per diluted share was $0.07 per share for the second quarter of 2008 an increase from GAAP net income per diluted share of $0.03 per share for the second quarter of 2007.  GAAP net income for the second quarter of 2008 included a $0.6 million net tax benefit, or $0.02 per diluted share, resulting from a $1.3 million reduction in the Company’s deferred tax asset valuation reserve.

•                 Non-GAAP operating income for the second quarter of 2008 was a record $5.2 million, representing a non-GAAP operating margin of 16% and an increase of 167% compared to $2.0 million for the second quarter of 2007.

•                 Non-GAAP net income for the second quarter of 2008 was a record $5.4 million, an increase of 121% compared to $2.4 million for the second quarter of 2007.

•                 Non-GAAP net income per diluted share for the second quarter of 2008 was $0.18, an increase of 50% compared to $0.12 for the second quarter of 2007.

“Despite challenging economic conditions, Web.com was able to hit the top of its quarterly revenue and earnings guidance.  The operating leverage potential of our business model is evidenced by record gross and operating margins, which is driving the company’s strong and growing earnings and cash flow,” stated David Brown, Chairman and CEO of Web.com.  “From a short-term perspective, we believe it is prudent to expect the macro-economic environment to impact our small business customers.  From a long-term perspective, we are very optimistic about our market position and opportunity as we execute against our strategies to build the premier online marketing solutions provider to small and medium-sized businesses.”

Other Highlights:

•                 Web.com’s total net subscribers were approximately 271,000 at the end of the second quarter, up from approximately 270,000 at the end of the previous quarter.

•                 Customer churn was at a record low 3.9%, compared to 4.1% in the previous quarter on a combined basis.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including guidance related to future results, today August 4, 2008, at 5:00 p.m. (Eastern Time). To access this call, dial 888-668-1645 (domestic) or 913-312-0392 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 6601479. A webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s website, www.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income exclude stock-based compensation expense, amortization expense related to acquisitions, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2008.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com (NASDAQ: WWWW) is a leading provider of online marketing for small businesses.  Web.com offers a full range of online services, including Internet marketing and advertising, local search, search engine marketing, search engine optimization, lead generation, home contractor specific leads, website design and publishing, and shopping cart solutions, meeting the needs of small businesses anywhere along their lifecycle.  Web.com is currently incorporated in Delaware as Website Pros, Inc. and is doing business as Web.com.  For more information on the company, please visit http://www.web.com or call 1-800-GETSITE.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•                 Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and stock based compensation charges.  Management believes that excluding these non-cash charges assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•                 Non-GAAP Net Income and Non-GAAP Net Income Per Share.  The Company excludes from non-GAAP net income and non-GAAP net income per share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and stock based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•                 Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of SFAS 123(R) in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As the Company applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•                 Amortization of intangibles.  The Company incurs amortization of acquired intangibles under SFAS 141. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•                 Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.

•                 Fair value adjustment to deferred revenue.  The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with SFAS 141. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

Forward-Looking Statements

This press release includes certain “forward-looking statements” including, without limitation, statements regarding Web.com’s expectations about its future performance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe” and “optimistic” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate the Website Pros and Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption “Risk Factors” in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission, which is available on a Website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Peter Delgrosso
Web.com

904-680-6696

pdelgrosso@web.com

Source:  Web.com

Website Pros, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$30,269	$16,049	$60,000	$31,187
License	1,119	684	1,568	1,712
Professional services	589	668	1,271	926
Total revenue	31,977	17,401	62,839	33,825

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	11,038	7,286	21,941	14,101
License	191	179	284	477
Professional services	292	299	667	600
Total cost of revenue	11,521	7,764	22,892	15,178

Gross profit	20,456	9,637	39,947	18,647

Operating expenses:
Sales and marketing (a)	7,606	4,265	15,069	8,212
Research and development (a)	2,793	944	5,431	1,722
General and administrative (a)	5,398	3,169	10,500	6,077
Depreciation and amortization	3,232	714	6,582	1,395
Total operating expenses	19,029	9,092	37,582	17,406
Income from operations	1,427	545	2,365	1,241

Other income:
Interest, net	192	510	448	1,011
Income before income taxes	1,619	1,055	2,813	2,252
Income tax benefit (expense)	578	(504)	(66)	(1,070)
Net income	$2,197	$551	$2,747	$1,182

Net income per common share
Basic	$0.08	$0.03	$0.10	$0.07
Diluted	$0.07	$0.03	$0.09	$0.06
Weighted-average number of shares used in per share amounts:
Basic	27,806	17,475	27,678	17,407
Diluted	30,546	19,705	30,562	19,684

(a) Stock based compensation included above:
Subscription (cost of revenue)	$83	$69	$163	$111
Sales and marketing	229	224	440	333
Research and development	114	81	216	140
General and administration	812	518	1,350	1,100
Total	$1,238	$892	$2,169	$1,684

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	June 30, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$31,283	$29,746
Restricted investments	499	4,805
Accounts receivable, net of allowance $687 and $791 thousand, respectively	7,266	6,204
Inventories, net of reserves of $67 and $67, respectively	75	26
Prepaid expenses	1,255	4,248
Prepaid marketing fees	783	793
Deferred taxes	1,818	1,723
Other current assets	714	759
Total current assets	43,693	48,304

Restricted investments	305	1,675
Property and equipment, net	8,862	7,153
Goodwill	110,870	107,933
Intangible assets, net	66,391	69,422
Other assets	250	526
Total assets	$230,371	$235,013

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,347	$2,034
Accrued expenses	7,541	9,097
Accrued restructuring costs and other reserves	3,301	10,484
Deferred revenue	8,552	8,501
Accrued marketing fees	274	279
Notes payable, current	116	1,186
Obligations under capital lease, current	—	1
Other liabilities	148	197
Total current liabilities	22,279	31,779

Accrued rent expense	93	105
Deferred revenue	148	147
Notes payable, long term	—	59
Accrued restructuring costs and other reserves, long term	2,305	3,116
Deferred tax liabilites, long term	3,351	3,351
Other long term liabilities	78	25
Total liabilities	28,254	38,582

Stockholders’ equity

Common stock, $0.001 par value; 150,000,000 shares authorized; 27,954,354 shares and 27,472,686 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively.	28	27
Additional paid-in capital	257,146	254,208
Accumulated deficit	(55,057)	(57,804)
Total stockholders’ equity	202,117	196,431

Total liabilities and stockholders’ equity	$230,371	$235,013

Website, Pros, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$31,977	$17,401	$62,839	$33,825
Fair value adjustment to deferred revenue	85	73	224	73
Non-GAAP revenue	$32,062	$17,474	$63,063	$33,898

Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP net income
GAAP Net income (loss)	$2,197	$551	$2,747	$1,182
Amortization of intangibles	2,495	452	5,113	874
Income tax (benefit) expense	(578)	504	66	1,070
Cash income tax expense	(26)	(27)	(85)	(54)
Fair value adjustment to deferred revenue	85	73	224	73
Stock based compensation	1,238	892	2,169	1,684
Non-GAAP net income	$5,411	$2,445	$10,234	$4,829

Reconciliation of GAAP basic net income (loss) per share to non-GAAP net income per share

Basic GAAP net income (loss) per share	$0.08	$0.03	$0.10	$0.07
Amortization of intangibles per share	0.09	0.03	0.18	0.05
Income tax expense per share	(0.02)	0.03	0.00	0.06
Cash income tax expense per share	(0.00)	(0.00)	(0.00)	(0.00)
Fair value adjustment to deferred revenue per share	0.00	0.00	0.01	0.00
Stock based compensation per share	0.04	0.05	0.08	0.10
Basic Non-GAAP net income per share	$0.19	$0.14	$0.37	$0.28

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP net income per share

Fully diluted shares:
Common stock	27,806	17,475	27,678	17,407
Diluted stock options	2,412	1,761	2,550	1,808
Warrants	189	192	195	192
Escrow shares	139	277	139	277
Total	30,546	19,705	30,562	19,684

Diluted GAAP net income (loss) per share	$0.07	$0.03	$0.09	$0.06
Amortization of intangibles per share	0.08	0.02	0.16	0.05
Income tax expense per share	(0.02)	0.03	0.00	0.05
Cash income tax expense per share	(0.00)	(0.00)	(0.00)	(0.00)
Fair value adjustment to deferred revenue per share	0.00	0.00	0.01	0.00
Stock based compensation per share	0.05	0.04	0.07	0.09
Diluted Non-GAAP net income per share	$0.18	$0.12	$0.33	$0.25

Reconciliation of GAAP operating income (loss) to non-GAAP operating income

GAAP operating income (loss)	$1,427	$545	$2,365	$1,241
Amortization of intangibles	2,495	452	5,113	874
Fair value adjustment to deferred revenue	85	73	224	73
Stock based compensation	1,238	892	2,169	1,684
Non-GAAP operating income	$5,245	$1,962	$9,871	$3,872

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	4%	3%	4%	4%
Amortization of intangibles	8%	3%	8%	3%
Fair value adjustment to deferred revenue	0%	0%	1%	0%
Stock based compensation	4%	5%	3%	4%
Non-GAAP operating margin	16%	11%	16%	11%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2008	2007
	(unaudited)	(unaudited)
Cash flows from operating activities

Net income	$2,747	$1,182
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,582	1,395
Loss on disposal of assets	(1)	—
Stock-based compensation expense	2,169	1,684
Deferred income tax	(95)	950
Changes in operating assets and liabilities:
Accounts receivable	(1,007)	(143)
Inventories	(49)	43
Prepaid expenses and other assets	3,350	(97)
Accounts payable, accrued expenses and other liabilities	(9,757)	(875)
Deferred revenue	51	420
Net cash provided by operating activities	3,990	4,559

Cash flows from investing activities

Business acquisition, net of cash received	(4,578)	(2,811)
Proceeds from sale of investment	7,000	—
Purchase of investment	(2,494)	—
Change in restricted investments	1,228	—
Purchase of property and equipment	(3,247)	(615)
Investment in intangible assets	(2)	(100)
Net cash used in investing activities	(2,093)	(3,526)

Cash flows from financing activities

Stock issuance costs	(10)	—
Payment of debt obligations	(1,130)	(136)
Proceeds from exercise of stock options	780	1,197
Net cash (used in) provided by financing activities	(360)	1,061

Net increase in cash and cash equivalents	1,537	2,094
Cash and cash equivalents, beginning of period	29,746	42,155
Cash and cash equivalents, end of period	$31,283	$44,249

Supplemental cash flow information:
Interest paid	$22	$9
Income tax paid	$123	$80